Exhibit 10.1

COMMON STOCK AND WARRANT

PURCHASE AGREEMENT

between

KFX, INC.

and

Rocky Robinson

dated as of September 30, 2002

7.2 Payment in Collected Funds	6

8. MISCELLANEOUS	6

8.1. Governing Law	6
8.2. Survival	6
8.3. Successors and Assigns	6
8.4. Entire Agreement; Amendment	6
8.5. Notices	6
8.6. Delay or Omissions	7
8.7. Counterparts	7
8.8. Severability	7

COMMON STOCK AND WARRANT PURCHASE AGREEMENT, dated as of September 30, 2002 (the “Agreement”), between KFX, INC., a Delaware corporation (the “Company”), and Rocky Robinson or his designee (the “Investor”).

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

1.  DEFINITIONS

1.1.  Certain Definitions.    As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

1.1.1.  “Closing” shall have the meaning specified in Section 3 of this Agreement.

1.1.2.  “Closing Date” shall have the meaning specified in Section 3 of this Agreement.

1.1.3.  “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.1.4.  “Common Shares” shall have the meaning given in Section 2.1.

1.1.5.  “Common Stock” shall mean the common stock of the company, $.001 par value per share.

1.1.6.  “Registration Rights Agreement” shall mean the registration rights agreement substantially in the form of the proposed registration rights agreement between the Company and the Investor, a copy of which is attached hereto as Exhibit A.

1.1.7  “Securities” has the meaning given in Section 4.3

1.1.7.  “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.1.8.  “Warrant” shall mean warrants issued to the Investor, exercisable for 1,275,000 shares of Common Stock at an exercise price of $2.75 per share, a copy of which are attached hereto as Exhibit B.

1.2  Other Terms.    Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings therein indicated.

2.  AUTHORIZATION AND SALE OF SECURITIES

2.1  Authorization.    Prior to the Closing, the Company shall have authorized the sale and issuance of up to 600,000 shares of Common Stock (the “Common Shares”), the Warrant and shall have reserved the 1,275,000 shares of Common Stock issuable upon exercise of the Warrant.

2.2  Sale of Common Stock and the Warrant.    On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, (i) 600,000 shares of Common Stock and, (ii) the Warrant, for an aggregate consideration of $1,500,000.00 (the “Purchase Price”).

3.  CLOSING

The closing of the purchase and sale of the Common Stock and the Warrant being purchased by the Investor hereunder (the “Closing”) shall be held at Denver, Colorado, at 10:00 a.m. on October 1, 2002 or at such other time and place as the Company and the Investor mutually agree (the “Closing Date”). At the Closing, the Company shall deliver to the Investor certificates representing the Common Shares and the Warrant being purchased by the Investor against payment of the Purchase Price by wire transfer to an account designated by the Company in a written notice to the Investor prior to the Closing.

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

4.1  Organization and Standing.    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2  Corporate Power.    The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to sell and issue the Common Shares and the Warrant and to carry out and perform its obligations under the terms of this Agreement, the Registration Rights Agreement and the Warrant.

4.3  Authorization.    All corporate action on the part of the Company, its directors and stockholders necessary for the sale and issuance of the Common Shares, the Warrant and the shares of Common Stock issuable upon exercise thereof (together, the “Securities”) and the execution, delivery and performance of the Company’s obligations under this Agreement, the Registration Rights Agreement and the Warrant and the reservation of the shares of Common Stock issuable upon exercise of the Warrant have been duly taken.

4.4  Capitalization.    As of September 30, 2002, the authorized capital stock of the Company consisted of 80,000,000 shares of Common Stock, 38,360,879 shares of which were issued and outstanding and 20,000,000 shares of preferred stock, par value $.001 per share, none of which were issued and outstanding.
All issued and outstanding shares of Common Stock have been duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 1,275,000 shares of its Common Stock for issuance upon exercise of the Warrant. Shares of Common Stock reserved for issuance to employees, directors and officers of, and consultants to, the Company pursuant to the Company’s benefit and other plans are set forth in Schedule 1 hereto. The only other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of the capital stock or other securities of the Company are also set forth on Schedule 1 hereto. There are no preemptive rights for the Company’s Common Stock.

5.  INVESTMENT REPRESENTATIONS

The Investor hereby represents and warrants to the Company, as of the Closing Date, as follows:

5.1  Accredited Investor; Experience; Risk.    The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring the Common Shares or the Warrant. The Investor and its representatives have been solely responsible for the Investor’s own “due diligence” investigations of the Company and its management and business, for its own analysis of the merits and risks of the investment, and for its own analysis of the fairness and desirability of the terms of the investment. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with the purchase of the Common Shares and the Warrant and of protecting its interests in connection therewith. The Investor is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. The Investor is experienced in evaluating and investing in relatively early-stage, energy technology companies such as the Company.

5.2  Investment.    The Investor is acquiring the Common Shares and the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Securities. The Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

5.3  Restricted Securities; Rule 144.    The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

5.4  Authorization.    The Investor represents that it has the full right, power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and that this Agreement and the Registration Rights Agreement when executed and delivered by the Investor will constitute valid and binding obligations of the Investor, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

5.5  Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until either:

(a)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 5.3 hereof; or

(b)  The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition. If, in the good faith determination of the counsel of the Company, there is a reasonable basis for the belief that such disposition would require registration under the Securities Act, the Company may require that Investor furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

5.6  Company Information.    The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. The Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5.7  Legends.    It is understood that each certificate representing the Securities shall bear a legend in the following form or substantially similar form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE

BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

6.  CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

The obligations of the Investor to purchase the Common Stock and the Warrant at the Closing are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 6.

6.1  Representations and Warranties Correct.    The representations and warranties made in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

6.2  Warrant and Registration Rights Agreements.    The Company shall execute and deliver the Registration Rights Agreement and the Warrant.

6.3  Covenants.    All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.   CONDITIONS TO COMPANY’S OBLIGATIONS

The Company’s obligation to sell the Common Shares and the Warrant to the Investor at the Closing is subject to the fulfillment of the following conditions:

7.1  Representations Correct.    The representations made by such Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date.

7.2  Payment in Collected Funds.    The Company has received $1,500,000.00 from Investor by bank wire transfer as payment for the Shares in accordance with wire transfer instructions provided prior to Closing.

8.  MISCELLANEOUS

8.1  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS RULES.

8.2  Survival.    The representations, warranties, covenants and agreements made in Sections 4 and 5 hereof shall not survive the Closing, except for the covenants of the Investor in Section 5.5, which shall survive for a period of two years from the Closing Date.

8.3  Successors and Assigns.    Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.4  Entire Agreement; Amendment.    This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, any summary of terms or similar agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investor.

8.5  Notices, etc.    Any notice required or permitted pursuant to this Agreement shall be in writing and shall be deemed sufficient (i) immediately when delivered personally or by facsimile, (ii) twenty (20) hours after being deposited with an overnight courier service (e.g. Federal Express) for next day delivery, or (iii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

If to the Investor:	Rocky Robinson 7517 Old Dominion Drive McLean, VA 22102

Phone:703-550-2378 Facsimile:703-929-6705

with a copy to:

Phone: Facsimile:

If to the Company:	KFx Inc. 3300 East First Avenue, Suite 290 Denver, CO 80206

Phone: 303-293-2992 Facsimile: 303-293-8430

Attention: CEO

8.6  Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

8.7  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.8  Severability.    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Common Stock and Warrant Purchase Agreement, or have caused this Common Stock and Warrant Purchase Agreement to be fully executed on their behalf as of the date first set forth above.

KFX, INC.

By:	/s/ THEODORE VENNERS
Theodore Venners Chairman & CEO

INVESTOR

/s/ ROCKY ROBINSON
Rocky Robinson

EXHIBIT A

KFX, INC.

REGISTRATION RIGHTS AGREEMENT

DATED SEPTEMBER 30, 2002

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into by and between KFx, Inc., a Delaware corporation (the “Company”), and Rocky Robinson, or his designee, (“Investor”). This Agreement shall only become effective upon the closing (the “Closing”) of the Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) between the Company and Investor dated September 30, 2002 (the “Effective Date”).

R E C I T A L S

WHEREAS, the Company and Investor are parties to the Purchase Agreement as of September 30, 2002; and

WHEREAS, the execution and delivery the Purchase Agreement conditioned, among other things, upon the execution of this Agreement by the Company for the benefit of Investor.

NOW, THEREFORE, in consideration of the premises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1.  Registration Rights.    The Company covenants and agrees as follows:

1.1  Definitions.    For purposes of this Agreement:

(a)  The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)  The term “Act” means the Securities Act of 1933, as amended.

(c)  The term “Common Stock” means the common stock, par value $0.001, of the Company.

(d)  The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)  The term “Holder” shall mean Investor.

(f)  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)  The term “Registrable Securities” means (i) the Shares, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares; provided, however, that the term

“Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h)  The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then immediately exercisable or convertible securities that are, Registrable Securities.

(i)  The term “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(j)  The term “SEC” shall mean the United States Securities and Exchange Commission.

(k)  The term “Shares” shall mean

(A)  600,000 shares of the Company’s Common Stock sold to Investor under the Purchase Agreement; and

(B)  1,275,000 shares to be issued upon exercise of the Warrant.

(l)  The term “Warrant” shall mean the warrants issued to Investor exercisable for 1,275,000 shares of Common Stock at an exercise price of $2.75 per share, a copy of which is attached hereto as Exhibit A.

1.2  Request for Registration.

(a)  Subject to the conditions of this Section 1.2, if the Company shall receive at any time ubsequent to the Effective Date of this Agreement, a written request from the Holder that the Company file a registration statement under the Act covering the registration of all of the Registrable Securities then outstanding, then the Company shall (i) give written notice of such request to the Holder promptly following receipt of such request and (ii) subject to the limitations of subsection 1.2(b), use its reasonable efforts to effect as soon as practicable (and in any event within one hundred twenty (120) calendar days of the receipt of such request) the registration under the Act of all Registrable Securities of the Holder in accordance with Section 1.2(c).

(b)  If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Holder requesting registration. The Holder, if proposing to distribute its securities through such underwriting shall (together with the Company as provided in subsection 1.3(e)) enter into an underwriting agreement, or similar agreement, in customary form with the underwriter or underwriters selected for such underwriting.

Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, the Holder shall agree to reduce to the number of shares included in the underwriting. In the event that the number of securities being registered is reduced pursuant to this Section 1.2(b), the Holder of the Registrable Securities which were not included in the registration shall be treated as if there had been no registration effected pursuant to this Section 1.2 and shall be entitled to the benefit of Section 1.2 with respect to the Registrable Securities which were not included as if the registration pursuant to Section 1.2 had not been requested; provided, that any registration with respect to the Registrable Securities which were not included shall not be required to become effective within 180 days of the effective date of the first registration. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2, if the Holder proposes to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 1.8.

(c)  The Holder may not include any of its Registrable Securities in the registration statement pursuant to this Agreement unless it furnishes to the Company in writing, prior to or on the 15th calendar day after receipt of a request therefore, such information as the Company may reasonably request for use in connection with the registration statement and in any application to be filed with or under state securities laws. In connection with all such requests for information from the Holder, the Company shall notify the Holder of the requirements set forth in the preceding sentence. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading.

1.3  Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, use its reasonable best efforts to:

(a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holder, use its reasonable best efforts to keep such registration statement effective for a period of up to ninety (90) calendar days or any less period of time in the event the distribution described in the registration statement has been completed; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration statement on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective for the shorter of (x) two years from the filing of the registration statement, (y) the expiration of the holding period applicable to the Registrable Securities held by holders that are not affiliates of the Company under Rule 144(k) under the Act, or (iii) until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)  From time to time prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)  Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)  Use its reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder;

(e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form acceptable to the Company and its counsel, with the managing underwriter(s) of such offering (the Holder shall also enter into and perform its obligations under such an agreement);

(f)  Notify the Holder when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h)  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.4  Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required by the Company or the managing underwriters, if any, to effect the registration of the Holder’s Registrable Securities.

1.5  Expenses of Demand Registration.    All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holder (selected by the Holder), and reasonably acceptable to the Company, shall be borne by the Company. The Company, however, shall not be required to pay an underwriter discount, commission or similar fees related to the sale of the Registrable Securities.

1.6  Indemnification.

(a)  To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.

(b)  To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnification obligation of the Holder under this subsection 1.6(b) exceed the net proceeds from the offering received by the Holder.

(c)  Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the indemnified party’s acquiring actual knowledge of the commencement of any such action, if materially prejudicial to the indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)  If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the Holder be required to contribute an amount in excess of the net proceeds from the offering received by the Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification from a person who was not guilty of fraudulent misrepresentation.

(e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f)  The obligations of the Company and the Holder under this Section1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.7  Reports Under Securities Exchange Act of 1934.    With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144 and;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

1.8  Form S-3 Registration.    If the Company shall receive from the Holder a written request or requests that the Company effect a registration of the Registrable Securities that are registrable on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by the Holder, the Company will use its reasonable best efforts to effect, as soon as reasonably practicable (and in any event within one hundred twenty (120) calendar days of the receipt of such request), such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder’s Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.8, if Form S-3 is not available for such offering by the Holder, in which case the Company shall file a registration statement respecting the Shares in accordance with the terms and provisions of Section 1.2.

(a)  If the Holder requests registration pursuant to this Section 1.8 intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section1.8 and the Company shall include such information in the written notice referred to in clause (a) of this Section 1.8. The underwriter will be selected by the Company and shall be reasonably acceptable to the Holder requesting registration. In such event, the right of the Holder to include its Registrable Securities in such registration shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holder upon proposing to distribute its securities through such underwriting shall (together with the Company as provided in Section 1.3(e)) enter into an underwriting agreement, or similar agreement, in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section

1.8, if the underwriter advises the Holder requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holder agrees to reduce the number of shares of Registrable Securities provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all securities to be sold by or for the account of any stockholder, person or party other than an the Holder (including those shares to be sold for the Company’s account), are first entirely excluded from the underwriting. In the event that the number of securities being registered is reduced pursuant to this Section 1.8(a), the Holder of the Registrable Securities which were not included in the registration shall be treated as if there had been no registration effected pursuant to this Section 1.8 and shall be entitled to the benefit of Section 1.8 with respect to the Registrable Securities which were not included as if the registration pursuant to Section 1.8 had not been requested; provided, that any registration with respect to the Registrable Securities which were not included shall not be required to become effective within 180 days of the effective date of the first registration.

(b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holder. All expenses incurred in connection with a registration requested pursuant to this Section 1.8 (other than underwriting discounts and commissions), including all registration, filing, qualification, printer’s fees, accounting fees, reasonable fees and disbursements of one legal counsel for the Holder, and fees and disbursements of counsel for the Company, shall be borne by the Company.

1.9  Termination of Registration Rights.    The Holder shall not be entitled to exercise any right provided for in this Section after such time at which all Registrable Securities held by the Holder can be sold in any three-month period without registration in compliance with Rule 144 of the Act.

2.  Miscellaneous.

2.1  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS RULES.

2.2  Waivers and Amendments.    This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Notwithstanding the foregoing, additional parties may be added as Holders under this Agreement with the written consent of the Company and the Holder. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

2.3  Successors and Assigns.    Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4  Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

2.5  Notices.    All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Holder, at the address set forth in the Company’s records or, at such other address as an Holder shall have furnished to the Company or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Holder. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.

2.6  Interpretation.    The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

2.7  Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

2.8  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.9  Specific Performance.    The parties hereto agree that it would be impossible to measure in money the damages which would accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto is forced to institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense that the party instituting such action has an adequate remedy at law and such person shall not urge in any such action that an adequate remedy at law exists.

2.10  Telecopy Execution and Delivery.    A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

2.11  Attorneys’ Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys’ fees.

2.12  Construction.    This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company” KFX, INC.

By:	/s/ THEODORE VENNERS
Theodore Venners, Chairman and CEO

“Investor”

/s/ ROCKY ROBINSON

EXHIBIT B

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

1,275,000 SHARES

COMMON STOCK PURCHASE WARRANT

OF KFx INC.

September 30, 2002

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Rocky Robinson, whose address is 7517 Old Dominion Drive, McLean, Virginia 22102 (the “Warrant Holder”) (or its assigns), is entitled to purchase from KFx Inc, a Delaware corporation (“Company”) One Million Two Hundred Seventy Five Thousand (1,275,000) shares (the “Warrant Shares”) of the Company’s $.001 par value common stock (the “Common Stock” or “Shares”), for an aggregate purchase price equal to $2.75 multiplied by One Million Two Hundred Seventy Five Thousand (1,275,000) shares (“Aggregate Original Warrant Price”), all on and subject to the terms, provisions and conditions hereinafter set forth. This Warrant may be exercised as to all or part (comprising a whole number) of the Shares represented hereby at any time or times before September 29, 2007 (“Expiration Date”). This Warrant shall be void and of no effect, and all rights, restrictions, and obligations hereunder shall cease to the extent not exercised prior to the Expiration Date.

ARTICLE I.    EXERCISE OF WARRANT

Section 1.1  Duration.    Subject to the provisions of Sections 1.2 and 1.4 hereof, this Warrant may be exercised at any time on or after 9:00 a.m., Denver, Colorado time, on September 30, 2002 and at or before 5:00 p.m., Denver, Colorado time, on September 29, 2007 (or, if such day is not a business day, at or before 5:00 p.m., Denver, Colorado time, on the next following business day). If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

Section 1.2  Exercise of Warrant.    Subject to the conditions contained herein, this Warrant may be exercised in whole or in part at any time or times before the Expiration Date by the surrender of this Warrant or any duly authorized replacements hereto (with a duly executed subscription agreement in the form attached hereto) at the principal office of the Company in Denver, Colorado, and upon payment to the Company of the Aggregate Original Warrant Price (or, if exercised in part, upon payment to the Company of the applicable proportionate part of the Aggregate Original Warrant Price) for each Share so purchased in lawful money of the United States, or by check, or postal or express money order payable in United States dollars to the order of the Company or by funds wired to an account as specified by the Company, and upon compliance with and subject to the conditions set forth herein.

Upon receipt of this Warrant with the form of exercise duly executed and accompanied by payment of the Aggregate Original Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole Warrant Shares (as provided in Article V hereof) for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder or his assignee.

In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new Warrant substantially in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder.

The Company shall pay any and all transfer taxes payable in connection with the issue of this Warrant or the issue of any Warrant Shares upon exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or the Warrant Shares in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Warrant Shares

Section 1.3  Warrant Holder Representation and Certificate Legend.    Unless the issuance of the Warrant Shares shall have been registered under the Securities Act of 1933, as amended (the “1933 Act”), as a condition of its delivery of certificates for the Warrant Shares or upon the split-up, combination, exchange, transfer or loan of the Warrant, the Company may require the Warrant Holder (including the transferee of the Warrant in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Warrant Holder’s sophistication, investment intent, acquisition for his own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each new Warrant and upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Warrant Holder (including each transferee):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the transfer restrictions set forth in this Article I and in Articles IX and X herein, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Warrant Holder.

Section 1.4  Vesting.    This Warrant shall vest and be exercisable effective September 30, 2002.

Section 1.5  Exercise Price.    The initial exercise price shall be $2.75 per share (the “Exercise Price”).

ARTICLE II.    ANTIDILUTION

Section 2.1  Subdivisions or Combinations.    In case the Company shall at any time after the date of this Warrant (i) subdivide the outstanding Shares or (ii) combine the outstanding Shares into a smaller number of Shares, the Exercise Price and the number and kind of Shares receivable upon exercise, in effect at the time of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the same percentage and kind of shares which, if the Warrant had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and shall be retroactive to the record date, if any, for such event. Any adjustment made pursuant to this Section 2.1 shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. All calculations made under this Section 2.1 shall be made to the nearest cent or to the nearest Share, as the case may be.

Section 2.2  Reorganization, Reclassification or Consolidation.    In case of any capital reorganization of the Company, or of any reclassification of Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other person (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, cash or other property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 2.2 with respect to the rights and interests thereafter of the holders of the Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, cash or other property thereafter deliverable on the exercise of the Warrant. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 2.2. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company’s and successor person’s transfer agent, if any, the obligation to deliver to the holders of the Warrant such shares of stock, other securities, cash or other property as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Warrant.

Section 2.3  Notices to the Warrant Holder.    Upon any adjustment of the Exercise Price or of the number or kind of Shares for which the outstanding Warrant may be exercised pursuant to Article II, the Company, within 20 calendar days thereafter, shall cause to be given to all of the holders of the Warrant, at such holders’ addresses appearing on the register or other records maintained for such purpose, an officer’s certificate showing the adjusted Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of the Warrant after such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article II.

In case:

(a)  of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(b)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at his address appearing on the register or other records maintained by the Company for such purpose, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record or effective date hereinafter specified a written notice stating the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected and that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities, cash or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 2.3 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

ARTICLE III.    MERGERS, CONSOLIDATIONS, SALES ANDOTHER
REORGANIZATIONS

In the case of any consolidation or merger of the Company with another entity, or the sale or all or substantially all or its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale or reorganization, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger or reorganization or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligations to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Notwithstanding anything herein to the contrary, in the event that any shareholders of the Company have an opportunity to sell or exchange their shares of Common Stock pursuant to a consolidation, merger, sale or reorganization or otherwise, each of the holders of the Warrant may, if they so decide in their sole discretion, immediately exercise the Warrant in whole or in part and, at their option sell or exchange any or all of the Common Stock thereafter owned by such holders upon terms and conditions no less favorable than those upon which the other shareholders are selling or exchanging their shares of Common Stock.

ARTICLE IV.    FRACTIONAL SHARES

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Article IV, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a share upon exercise hereof.

ARTICLE V.    FULLY PAID STOCK; TAXES

The Company covenants and agrees that the shares of stock represented by each and every certificate representing Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes which may be payable in connection with the issuance of this Warrant or any Common Stock or certificates therefor or the exercise of the rights provided for pursuant to the provisions hereof, including without limitation any such taxes relating to the exercise of any purchase, conversion, or other rights contained herein, but specifically excluding any Federal, State or local income taxes owing by the holders of the Warrant.

ARTICLE VI.    CLOSING OF TRANSFER BOOKS

The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates representing shares of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

ARTICLE VII.    REPLACEMENT OF WARRANT

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft or destruction, upon delivery to the Company of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

ARTICLE VIII.    RESERVATION OF SHARES

The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

ARTICLE IX.    RESTRICTIONS ON TRANSFERABILITYOF WARRANTS AND SHARES;
COMPLIANCE WITH LAWS

Section 9.1  In General.    This Warrant and the Warrant Shares issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the 1933 Act (or any similar Federal statute at the time in effect) and any applicable State securities laws in respect of the transfer of this Warrant or any such Warrant Shares.

Section 9.2  Restrictive Legends.    Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED September 30, 2002 PURSUANT TO WHICH THEY WERE ISSUED.

In the event that a registration statement covering the Warrant Shares shall become effective under the 1933 Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of counsel satisfactory to it that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by

Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Warrant Shares or issue new certificates without such legend in lieu thereof. All fees and expenses of counsel in connection with the rendition of the opinion provided for in this Section 9.2 shall be paid by the holder.

Section 9.3  Notice of Proposed Transfer; Registration Not Required.    The holder of this Warrant or of any Warrant Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder’s intention to transfer such Warrant or the Warrant Shares relating thereto (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel the proposed transfer may be affected without registration or qualification of such Warrant or the Warrant Shares under any Federal or State law, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for the legal conclusions in this regard), the Company shall promptly notify such holder that the proposed transfer described in the written notice given pursuant to this subsection may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission and any applicable State Securities regulatory authority. Such holder shall not be entitled to effect such transfer until such registration, qualification, exemption or other compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subsection shall be paid by the holder requesting the transfer.

ARTICLE X.    MISCELLANEOUS

Section 10.1  Warrant Holder As Owner.    Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 10.2  Warrant Holder Not Shareholder.    This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

Section 10.3  Warrant Holder Representation.    Notwithstanding anything to the contrary herein, the Warrant Holder represents and warrants that (a) it acknowledges that the

Warrant and the Warrant Shares have not been registered under the 1933 Act or any state securities laws, (b) the Warrants and the Warrant Shares (unless such Warrants and/or Warrant Shares, as the case may be, are registered under the 1933 Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors, (c) that the Warrant Holder is acquiring the Warrant and will acquire the Warrant Shares (unless such Warrants and/or Warrant Shares are registered under the 1933 Act and applicable state securities laws) for his own account and not with a view toward their distribution, (d) the Warrant Holder is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment and (e) the Warrant Holder will not sell, offer for sale, pledge or otherwise hypothecate the Warrant or the Warrant Shares (unless such shares are registered under the 1933 Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Warrant and Warrant Shares is exempt from the registration and prospectus delivery requirements of the 1933 Act and applicable state securities laws.

Section 10.4  Partial Exercise and Partial Assignment.

(a)  If this Warrant is exercised in part only, the holder shall upon surrender hereof be entitled to receive a new Warrant, registered in the name of the holder or its nominee. This Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Denver, Colorado (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is assigned, a new Warrant shall be issued to the holder hereof, registered in the name of such holder or its nominee. The assignee shall also be entitled to receive a new Warrant, registered in the name of such assignee or its nominee.

(b)  Subject to the provisions of paragraph (a) of this Section 11.4 this Warrant and the Warrant Shares may not be sold or otherwise disposed of except as follows:

(i)  to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; or

(ii)  to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities (as to which a registration statement under the 1933 Act shall then be in effect) and the offering thereof for such sale or disposition.

Section 10.5  Successors.    All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

Section 10.6  Severability.    Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

Section 10.7  Notices.    Any notices required to be given pursuant to the terms hereof shall be given (unless otherwise herein expressly provided) in writing and either (i) personally delivered, (ii) sent by certified, return receipt requested, (iii) sent by prepaid overnight courier, or (iv) transmitted by telecopier or similar device, with confirmation of receipt. Notices shall be addressed, if to holder of Warrants or Warrant Shares, to:

Rocky Robinson
7517 Old Dominion Drive
McLean, VA 22102

Facsimile: 703-929-6705

or to such other address of such holder appearing in the register maintained by the Company, and if to the Company, to:

KFx Inc.
3300 East First Avenue, Suite 290
Denver, CO 80206
Attn: Corporate Secretary

Facsimile: (303) 293-8430

For purposes of this Warrant, any notice sent by mail shall be demand given on the date deposited in the mail.

Section 10.8  Headings.    The Article headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

Section 10.9  Law Governing.    This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles.

Section 10.10  Amendments and Modifications.    This Warrant may be amended or modified only with the prior written consent of the holder hereof.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

KFX INC.

/s/ THEODORE VENNERS
Theodore Venners Chief Executive Officer
(SEAL)

/s/ R. G. SWENSON
R. G. Swenson Secretary

KFx INC.
SUBSCRIPTION FORM
(To be executed by the Registered Holder
in order to Exercise the Warrant)

The undersigned hereby irrevocably elects to exercise the right to purchase            shares (the “Shares”) of common stock, $.001 par value (the “Common Stock”) of KFx Inc. (the “Company”) covered by the Common Stock Purchase Warrant dated                 ,             (the “Warrant”) and herewith makes payment of the purchase price of such Shares in accordance with the terms of the Warrant. The undersigned requests a certificate for such Shares to be registered in the name of                , whose address is                . If said number of Shares is less than all of the Shares issuable under the Warrant, the undersigned further requests that a new warrant representing the right to acquire the remaining balance of the Shares to be registered in the name,     whose address is                             .

The undersigned hereby represents and warrants that:

(a)  the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws,

(b)  the Shares (unless such Shares are registered under the Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors,

(c)  he is acquiring the Shares (unless such Shares are registered under the Act and applicable state securities laws) for his own account and not with a view toward their distribution,

(d)  he is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment, and

(e)  he will not sell, offer for sale, pledge or otherwise hypothecate the Shares (unless such Shares are registered under the Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Shares is exempt from the registration and prospectus delivery requirements of the Act and applicable state securities laws.

(f)  the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which he hereby expressly assent.

Very truly yours,

Print Name:

Address:

Receipt of the above is hereby acknowledged:

KFx Inc.

By:
Title:
Date:

ASSIGNMENT

FOR VALUE RECEIVED                hereby sells, assigns and transfers unto                        the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint,                         as attorney-in-fact, to transfer the said Warrant on the books of the within named Company.

Dated:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED                hereby sells, assigns and transfers unto                        that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase                shares of Common Stock of                         , irrevocably constitute and appoint                        , attorney-in-fact, to transfer that part of the said Warrant on the books of the within named Company.

Dated:

SCHEDULE 1

Stock Option Plans:

Plan Name	Shares Reserved
Amended & Restated 1992 Stock Option Plan	1,000,000
1996 Stock Option & Incentive Plan	1,500,000
1999 Stock Incentive Plan	1,869,000
1998 Advisory Committee Stock Option Plan	100,000
1998 Directors Stock Option Plan	200,000
2002 Stock Option & Incentive Plan	2,000,000

Non-Plan Stock Options:

Kurt B. Eckrich	Expires 2005	500,000
Kurt B. Eckrich	Expires 2006	150,000
Kurt B. Eckrich	Expires 2007	150,000
Kurt B. Eckrich	Expires 2008	150,000
Seth L. Patterson	Expires 2005	100,000

Warrants:

Innovative Research	Expires 2002	55,000
Evergreen Resources, Inc.	Expires 2006	1,000,000
BlueStone Capital	Expires 2002	253,333
Jefferies International	Expires 2002	200,000
Jefferies & Co.	Expires 2006	141,450
Landrica Development	Expires 2005	1,300,000
William H. Walker	Expires 2006	233,334
Theodore Venners	Expires 2006	66,667
Lori G. Venners	Expires 2006	66,667
Mark S. Sexton	Expires 2006	66,666
Stanley G. Tate	Expires 2006	66,666
James Schlesinger	Expires 2006	133,333
U.S. Global	Expires 2006	181,553
Bayou Fund	Expires 2004	500,000
Cinergy Services, Inc.	Expires 2004	200,000
HMR Research	Expires 2004	100,000
CCRI Corporation	Expires 2004	90,000
Frank Cilluffo	Expires 2005	250,000
Paul Archinard	Expires 2005	50,000
William Boyd	Expires 2005	50,000

Daniel Marino	Expires 2005	100,000
Mariella Marquez	Expires 2005	50,000
Westcliff Group	Expires 2010	14,265,000

Stock Plans:

Forfeitable Stock Plan for Independent Contractors	338,000
Vendor Stock Plan	42,090

Conversion Right:

Cinergy Services, Inc.	1,272,727